SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    April 4, 2007

TETROS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51881
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1000 N West Street
Suite 1200
Wilmington, Delaware 19801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(302)-351-4349
 (ISSUER TELEPHONE NUMBER)

4305 Inc.
4400 Route 9 South, #1000
Freehold, New Jersey 07728
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On April 4, 2007 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, ColdStar Capital purchased a total of 100,000 shares of the issued and outstanding common stock of 4305 Inc. (the "Company") from Michael Raleigh, the sole officer, director and shareholder of the Company, for an aggregate of $25,000 in cash. The total of 100,000 shares represented all of the shares of outstanding common stock of the Company at the time of transfer. ColdStar Capital used working capital to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of April 4, 2007 Simon Brodie was appointed to the Board of Directors of the Company.
o
Michael Raleigh then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective September April 4, 2007.

o	Also as of April 4, 2007, Simon Brodie was appointed as the Company's President, Chief Executive Officer, and Chairman of the Board and Chief Financial Officer.

In connection with the change in control, the Company changed its executive offices to 1000 N West Street Suite 1200 Wilmington, Delaware 19801.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Michael Raleigh resigned as a member of the Company's Board of Directors effective as of April 4, 2007. Michael Raleigh also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective April 4, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Simon Brodie was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chairman of the Board, and Chief Financial Officer each as of April 4, 2007.

Mr. Simon Brodie, Chairman of the Board, President and Chief Executive Officer has over 20 years of international management, sales, marketing and trouble-shooting experience. He has managed divisions of multinational corporations and has guided startup companies from start-up through acquisition. Mr. Brodie has worked with organizations including United Kingdom’s National Health Service, Barclays Bank, HSBC, National Freight, Computer Sciences Corporation and JP Morgan. In 2004, he established companies to operate the new concept of high-priced domestic “lifestyle pets” which has resulted in worldwide acclaim for this new sector of the multi-billion dollar pet industry.

No transactions have occurred in the last two years to which the Company was a party in which Mr. Brodie had or is to have a direct or indirect material interest. Mr. Brodie does not have an employment agreement with the Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of April 4, 2007 between Michael Raleigh and ColdStar Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tetros, Inc.

By:	/s/ Simon Brodie
Simon Brodie, President

Dated: April 19, 2007